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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Sanchez Computer Associates, Inc. on Form S-8 (File No. 333-21247) of our report dated February 3, 1997, on our audits of the consolidated financial statements of Sanchez Computer Associates, Inc. as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, which report is included (or incorporated by reference) in this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
PHILADELPHIA, PENNSYLVANIA
March 27, 1997